EXHIBIT 99.1

FuelNation Establishes Joint Venture with Niko-Oil Ltd. in the Russian Federation and Maintains Controlling Interest

FuelNation Shareholder Update Letter: Tuesday, April 11, 2006 1:30 pm ET

DAVIE, FL -- (MARKET WIRE) -- 04/11/2006 -- We are pleased to confirm that FuelNation (OTC: FLNA) has established a joint venture with Niko-Oil Ltd. in the Russian Federation and maintains a controlling interest of the joint venture. Both parties agreed to increase the $50 million dollar credit facility to $100 million dollars on a revolving basis in order to finance two months of purchasing for Russian Crude Oil from Surgutneftegas (http://www.surgutneftegas.ru) and refine into a finished product for export.

Chris R. Salmonson, Chairman and Chief Executive Officer of FuelNation Inc., said, "We are ahead of schedule and are focused on closing transactions that produce immediate revenue and profits for the company. We are very pleased with the progress in Russia, and we could not have completed the task at hand in such a short time without the assistance of Niko-Oil Ltd. and our employees in Russia. Both companies benefit with this relationship because we have just recently signed a credit facility for $300 million dollars to be secured by crude oil and petroleum products, and the joint venture with Niko-Oil Ltd. gives us the management and contracts we have desired in the Russian Federation.

Our office in Moscow Russia has informed us of the final details of our Russian Export Blend Crude Oil (REBCO) contracts and diesel supply from the Russian Federation. We anticipate favorable results from these negotiations and will be able to add another solid source of supply to our growth."

With both management and the required financing capability in place, the Company is in the final stages of signing two government joint ventures in the Caribbean through the efforts of FuelNation Government Services. Currently FuelNation has identified several major assets and opportunities for participation and is conducting extensive due-diligence to establish additional projects in the Caribbean, Africa and the Middle East.

"FuelNation is well positioned for the growth by establishing key relationships with governments and first class management in the energy industry. It is a great feeling to bring the development stage company into a position to add substantial shareholder value," said Shaikh Isa Mohammed Isa Alkhalifa, Director of FuelNation Inc.

Forward-Looking Statements:

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. In addition to the factors discussed in the filings with the Securities and Exchange Commission, among the other factors that could cause actual results to differ materially are the following: adverse changes in the business conditions and the general economy; competitive factors, such as rival companies' pricing and marketing efforts; availability of third-party material products at reasonable prices; the financial condition of the customer; risks of obsolescence due to shifts in market demand; and litigation involving product liabilities and consumer issues. FuelNation cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the company's expectations or any change in events, conditions or circumstances on which any such statement is based.

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FuelNation Government Services, Inc.

Mr. Emilio Zabaleta, President

4000 Ponce de Léon,

Suite 470

Coral Gables, Florida

954-587-3775 Ext. 121

ezabaleta@fuelnationgov.com

FuelNation Government Services, Inc.

Mr. John Macho, Managing Director

4000 Ponce de Léon,

Suite 470

Coral Gables, Florida

954-587-3775 Ext. 122

jmacho@fuelnationgov.com

SOURCE:  FuelNation